EXHIBIT 3.1

RESTATED AND AMENDED ARTICLES OF INCORPORATION

OF

GEORESOURCES, INC.

FILED: JUNE 19, 2003

GeoResources, Inc., a Colorado corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Colorado Business Corporation Act, hereby certifies to the Secretary of State of Colorado that:

FIRST:    The Corporation desires to restate and amend its Articles of Incorporation as currently in effect as hereinafter provided.

SECOND:    The provisions set forth in these Restated and Amended Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto. These Restated and Amended Articles of Incorporation correctly set forth the provisions of the Articles of Incorporation, as amended, of the Corporation.

THIRD:    The Articles of Incorporation of the Corporation are hereby amended and restated by striking in their entirety all previous articles, and by substituting in lieu thereof the following:

ARTICLE I

Name

The corporate name of the Corporation shall be: GeoResources, Inc.

ARTICLE II

Purpose

The object for which the Corporation is formed and incorporated is for the purpose of exploring, developing, and marketing natural resources, and to do everything necessary and incidental to carrying such object.

ARTICLE III

Duration

The Corporation shall have perpetual existence.

ARTICLE IV

Shares

The authorized capital stock of the Corporation is Ten Million (10,000,000) shares of common stock with a par value of one cent ($.01) per share. All of the shares when issued are fully paid and nonassessable. Each share when issued is entitled to one vote for all purposes at all shareholders meetings and each share is equal to each other with respect to liquidation and dividend rights.

ARTICLE V

Directors

The affairs and management of the Corporation are to be under the control of a board of directors consisting of not less than three (3) members nor more than ten (10) members. Directors may be removed at any time by a majority vote of the outstanding voting stock, and at that time other directors may be elected.

ARTICLE VI

Principal Office

The principal office of the Corporation is located at 1407 West Dakota Parkway, Suite 1, Williston, North Dakota 58801.

ARTICLE VII

Powers

The Corporation shall have the power to conduct business in the State of Colorado, any other state of the United States and in foreign countries and shall have the power to have one or more offices out of the State of Colorado. It shall also have power to hold, purchase, mortgage, lease, claim, convey, and to otherwise acquire and dispose of real and personal property out of the State of Colorado.

ARTICLE VIII

Bylaws

The directors of the Corporation shall have the power to make such bylaws as they deem proper for the management of the affairs of the Corporation.

ARTICLE IX

Cumulative Voting

Cumulative voting shall be allowed.

ARTICLE X

Preemptive Rights

No holder of any stock or other security of the Corporation shall have any preemptive right to subscribe for or purchase his proportionate share of any stock or other security of the Corporation now or hereafter authorized or issued or of treasury shares sold or otherwise disposed of by the Corporation.

ARTICLE XI

Elimination of Personal Liability of a Director

To the fullest extent permitted by Colorado law, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE XII

Indemnification of Directors

The Corporation shall indemnify and advance expenses to a director of the Corporation to the fullest extent permitted by Colorado law, as the same exists or may hereafter be amended.

FOURTH:    By unanimous written action of the Board of Directors of the Corporation, the Board of Directors duly advised the foregoing Restated and Amended Articles of Incorporation, and by vote of the stockholders of the Corporation at a duly called meeting, the stockholders duly approved said Restated and Amended Articles of Incorporation in compliance with the CBCA.

FIFTH:    The number of votes cast for the amendments contained in these Restated and Amended Articles of Incorporation by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group.

The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing and to which the Secretary of State may deliver notice if filing of this document is refused, are: David A. Thayer, Esq., Jones & Keller, P.C., 1625 Broadway, Suite 1600, Denver, CO

80202, (303) 573-1600.

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

GEORESOURCES, INC.

FILED: APRIL 17, 2007

GeoResources, Inc., a Colorado corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Colorado Business Corporation Act, hereby certifies to the Secretary of State of Colorado that:

FIRST:    The Corporation desires to amend and restate Article IV of its Articles of Incorporation as currently in effect as hereinafter provided.

SECOND:    Article IV of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety the following:

ARTICLE IV

Shares

The total number of shares of all classes which the Corporation has authority to issue is 120,000,000 of which 100,000,000 shares shall be Common Stock with a par value of one cent ($.01) per share, and 20,000,000 shares shall be Preferred Stock with a par value of one cent ($.01) per share.

The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:

COMMON STOCK

Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article, the Common Stock shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express restrictions or grant of rights or privileges in these Articles of Incorporation as may be permitted under applicable law.

PREFERRED STOCK

The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and in Articles of Amendment to State Terms of Series Shares filed as required by law from time to time prior to the issuance of any shares of such series.

The Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing Articles of Amendment to State Terms of Series Shares to set or change the number of shares to be included in each series of Preferred Stock and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of the Common Stock of the Corporation to vote one vote per share on all matters submitted for stockholder action. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

(a)    the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 20,000,000);

(b)    the annual distribution rate on shares of such series, whether distributions shall be cumulative and, if so, from which date or dates;

(c)    whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(d)    the obligation, if any, of the Corporation to redeem or repurchase shares of such series pursuant to a sinking fund;

(e)    whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f)    whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(g)    the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(h)    any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series which may be authorized or permitted under the Colorado Business Corporation Act.

The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

FOURTH:    By unanimous written action of the Board of Directors of the Corporation, the Board of Directors duly advised the foregoing Articles of Amendment to the Articles of Incorporation, and by vote of the stockholders of the Corporation at a duly called meeting, the stockholders duly approved said Articles of Amendment to the Articles of Incorporation in compliance with the Colorado Business Corporation Act.

FIFTH:    The number of votes cast for the amendments contained in these Articles of Amendment to the Articles of Incorporation by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group.

The (a) name and (b) mailing address of the individual who causes this document to be delivered for filing and to which the Secretary of State may deliver notice if filing of this document is refused, is Reid A. Godbolt, Esq.,

Jones & Keller, P.C., 1625 Broadway, Suite 1600, Denver, CO 80202, (303) 573-1600.

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

GEORESOURCES, INC.

FILED: NOVEMBER 6, 2007

GeoResources, Inc., a Colorado corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Colorado Business Corporation Act, hereby certifies to the Secretary of State of Colorado that:

FIRST:    The Corporation desires to amend and restate Article IX of its Articles of Incorporation as currently in effect as hereinafter provided.

SECOND:    Article IV of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety the following:

Article IX.

No Cumulative Voting

Cumulative voting in the election of directors shall not be allowed.

THIRD:    The Corporation desires to amend its Articles of Incorporation so that the number of shareholder votes required to approve an amendment to the Corporation’s Articles of Incorporation be reduced from a two-thirds vote to a majority vote.

FOURTH:    The Articles of Incorporation of the Corporation are hereby amended by adding Article XIII, which states:

Article XIII.

Voting Requirements

When, with respect to any action to be taken by shareholders of the Corporation, the Colorado Business Corporation Act requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action, unless any class of shares is entitled to vote thereon as a class, in which event the proposed action may be taken upon receiving the affirmative vote of the holders of a majority of the shares of each class of shares entitled to vote thereon as a class and of the total shares entitled to vote thereon.

FIFTH:    By unanimous written action of the Board of Directors of the Corporation, the Board of Directors duly advised the foregoing Articles of Amendment to the Articles of Incorporation, and by vote of the stockholders of the Corporation at a duly called meeting, the stockholders duly approved said Articles of Amendment to the Articles of Incorporation in compliance with the Colorado Business Corporation Act.

SIXTH:    The number of votes cast for the amendments contained in these Articles of Amendment to the Articles of Incorporation by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group.

The (a) name and (b) mailing address of the individual who causes this document to be delivered for filing and to which the Secretary of State may deliver notice if filing of this document is refused, is Reid A. Godbolt, Esq.,

Jones & Keller, P.C., 1625 Broadway, Suite 1600, Denver, CO 80202, (303) 573-1600.